+1 202 663 6000 (t)
+1 202 663 6363 (f)
wilmerhale.com
June 14, 2007
Blackboard Inc.
1899 L Street, N.W.
Washington, D.C. 20036
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with the public offering by Blackboard Inc., a Delaware corporation (the “Company”), of $150,000,000 aggregate principal amount of the Company’s 3.250% Convertible Senior Notes due 2027 (the “Notes”) and the shares of the Company’s common stock, $0.01 par value per share (the “Shares” and, together with the Notes, the “Securities”) issuable upon conversion of the Notes, pursuant to a Registration Statement on Form S-3 (File No. 333-1143715) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on June 13, 2007 and the prospectus supplement, dated June 14, 2007, to the prospectus dated June 13, 2007 included in the Registration Statement (the “Prospectus Supplement”).
The Notes will be issued by the Company pursuant to an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).
We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined signed copies of the Registration Statement filed with the Commission, including the exhibits thereto, the Prospectus Supplement, to be filed with the Commission pursuant to Rules 424(b)(5) and 430B of the Securities Act on June 15, 2007, and the Underwriting Agreement dated June 14, 2007, by and among the Company and the underwriters named therein (the “Underwriting Agreement”). We have also examined and relied upon resolutions adopted by the Board of Directors of the Company, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without
Wilmer Cutler Pickering Hale and Dorr llp, 1875 Pennsylvania Avenue NW, Washington, DC 20006
Baltimore    Beijing      Berlin       Boston      Brussels      London      New York       Oxford      Palo Alto      Waltham       Washington

independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.
We have assumed that the Indenture will be duly authorized, executed and delivered by the other party thereto, the Trustee, and that such other party is duly qualified to engage in the activities contemplated by the Indenture. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation or as to the power, authority or competence of such other party to the Indenture. We have assumed that the Indenture is the valid and binding obligation of such other party to the Indenture, and is enforceable against such other party in accordance with its terms.
We express no opinion herein as to the laws of any state or jurisdiction other than (a) as to the opinions given in paragraph 1, the laws of the State of New York and (ii) as to the opinions given in paragraph 2, the General Corporation Law of the State of Delaware.
Our opinions below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or other laws affecting the rights of creditors generally; (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (c) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; and (d) general equitable principles. We express no opinion as to the enforceability of any provision of any of the Notes that purports to select the laws by which it or any other agreement or instrument is to be governed. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. In addition, we express no opinion with respect to the enforceability of any provision of the Notes requiring the payment of interest on overdue interest.
We also express no opinion herein as to any provision of any agreement (a) that waives any right of the Company; (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (c) relating to the effect of invalidity or unenforceability of any provision of such agreement on the validity or enforceability of any other provision thereof; (d) which is in violation of public policy; (e) relating to indemnification and contribution with respect to securities law matters; (f) which provides that the terms of any such agreement may not be waived or modified except in writing; (g) purporting to indemnify any person against his, her or its own negligence or misconduct; (h) requiring the payment of penalties (including, without limitation, liquidated damages that may be deemed or construed to constitute penalties) or consequential damages; or (i) relating to choice of law or consent to jurisdiction.
For purposes of our opinion, we have assumed that (i) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the Notes will be issued pursuant to the Indenture, which shall have been executed and delivered by the Company and the Trustee and shall contain such terms as shall have been authorized by the Board of Directors of the Company in respect of the Notes; (iii) prior to the issuance of any Shares upon conversion of the Notes, sufficient shares of Common Stock shall be duly authorized pursuant to the Certificate of Incorporation; (iv) the Notes will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (v) such Shares shall be issued upon conversion of the Notes in accordance with the terms thereof, the Indenture and the resolutions of the Board of Directors; and (vi) the Company will remain a Delaware corporation.
Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to the Notes, upon (i) due execution and delivery of the Indenture, on behalf of the Company and the Trustee named therein, (ii) due authentication by the Trustee, and (iii) due execution, issuance, and delivery of the Notes against payment of the consideration therefor specified in the Underwriting Agreement and otherwise in accordance with the Indenture and the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
     2. With respect to the Shares issued upon the conversion of the Notes, upon (i) valid issuance of the Notes and (ii) due exercise of applicable conversion rights in accordance with the terms of the Notes, the Shares will be validly issued, fully paid and nonassessable.
It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on June 15, 2007 in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Brent B. Siler Brent B. Siler, a Partner